EXHIBIT 99

Election of Directors

	FOR	AGAINST	WITHHELD

Michael J. Degen	2,450,445	0	40,250
Kenneth Larson	2,450,445	0	40,250
William Klein	2,450,435	0	40,260
Richard W. Perkins	2,449,635	0	41,060
C. Trent Riley	2,450,445	0	40,250
Richard Wasielewski	2,450,445	0	40,250
David B. Kunin	2,450,435	0	40,260

To Fix Number of Directors at Seven

FOR	AGAINST	ABSTAIN

2,354,503	131,116	6,404

To Approve, by Advisory Vote, Executive Compensation

FOR	AGAINST	ABSTAIN

2,064,514	25,773	1,328

To Act on Such Other Matters as May Properly Come Before the Meeting

FOR	AGAINST	ABSTAIN

2,073,514	365,711	60,470